                        REGISTRATION RIGHTS AGREEMENT

     THIS REGISTRATION RIGHTS AGREEMENT ("Agreement") is entered into as of February 19, 1998, by and among Ancor Communications, Incorporated, a corporation duly incorporated and existing under the laws of the State of Minnesota ("Company"), Dunwoody Brokerage Services, Inc. ("Dunwoody"), a Georgia limited liability company, and the subscribers (hereinafter referred to as "Subscribers") to the Company's Offering ("Offering") of up to Eleven Million Dollars ($11,000,000) of Series C Preferred Stock (the "Preferred Stock") pursuant to the Regulation D Subscription Agreements between the Company and each of the Subscribers ("Subscription Agreements").

          1.   DEFINITIONS. For purposes of this Agreement:
               -----------

          (a) The terms "register," "registered," and "registration" refer to a registration effected by preparing and filing a registration statement or similar document in compliance with the Securities Act of 1933 (the "Act"), and pursuant to Rule 415 under the Act or any successor rule, and the declaration or ordering of effectiveness of such registration statement or document;

          (b) For purposes hereof, the term "Registrable Securities" means the shares of the Company's Common Stock together with any capital stock issued in replacement of, in exchange for or otherwise in respect of such Common Stock (the "Common Stock"), issuable or issued upon (i) conversion of the Preferred Stock, and (ii) exercise of the Warrants to purchase Common stock issued to Dunwoody in connection with the Offering (the "Placement Agent Warrants", also referred to as the "Warrants"), by Dunwoody or any subsequent Holder of the Warrant or portion thereof.

          Notwithstanding the above:

          1. Common Stock which would otherwise be deemed to be Registrable Securities shall not constitute Registrable Securities if and to the extent that those shares of Common Stock may be resold in a public transaction pursuant to Rule 144(k) under the Act; and

          2. any Registrable Securities resold in a public transaction shall cease to constitute Registrable Securities.

          (c) The number of shares of "Registrable Securities then outstanding" shall be determined by the number of shares of Common Stock which have been issued or are issuable upon conversion of the Preferred Stock and exercise of the then outstanding Warrants at the time of such determination;

          (d) The term "Holder" means any person owning or having the right to acquire Registrable Securities;

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

          (e) The term "Filing Date" means the date which is twenty (20) days after the Last Closing Date (as defined in the Certificate of Designation of the Series C Preferred Stock) and the term "Due Date" means the date which is ninety
(90) days after such Last Closing Date.

          2.   REQUIRED REGISTRATION.
               ---------------------

          (a) The Company shall use its best efforts to file, by the Filing Date, a registration statement ("Registration Statement") on Form S-3 (or other suitable form, at the Company's discretion, but subject to the reasonable approval of the Holders), covering no more than 120,000 shares for holders of piggyback rights at the time of this Agreement, other than in connection with the Series B Preferred Stock, plus covering the resale of all of the Registrable Securities, which Registration Statement, to the extent allowable under the Securities Act and the Rules promulgated thereunder (including Rule 416), shall state that such Registration Statement also covers such indeterminate number of additional shares of Common Stock as may become issuable upon conversion of the Preferred Stock and the exercise of the Warrants (i) to prevent dilution resulting from stock splits, stock dividends or similar transactions or (ii) by reason of changes in the conversion price of the Preferred Stock or the exercise price of the Warrants in accordance with the terms thereof, as the case may be. Such Registration Statement shall initially cover the number of shares issuable upon exercise of the Warrants plus at least Two Million Six Hundred Fifty Thousand (2,650,000) shares of Common Stock. The Company shall use its best efforts to have the Registration Statement declared effective as soon as possible. In the event that the Company is notified at any time by a Holder of Registrable Securities relating to the Preferred Stock ("Registrable Conversion Shares") that the Registration Statement does not cover a sufficient number of shares of Common Stock to effect the resales of a number of shares of Common Stock equal to at least (i) one hundred fifty percent (150%) of the number of shares of Common Stock issuable to such Holder upon conversion of all of such Holder's outstanding Preferred Stock (without regard to any limitations on conversions) for any five (5) business days out of any thirty (30) consecutive business days or (ii) one hundred and twenty-five percent (125%) of the number of shares of Common Stock issuable to such Holder upon conversion of all of such Holder's outstanding Preferred Stock (without regard to any limitations on conversions) for any two (2) consecutive business days (a "Registration Shortfall"), the Company shall, within seven (7) business days, amend the Registration Statement or file a new Registration Statement (an "Amended" or "New" Registration Statement, respectively), as appropriate, to add such number of additional shares as would be necessary to effect the resales of a number of shares of Common Stock equal to at least two hundred percent (200%) of the number of shares of Common Stock issuable to each Holder upon conversion of all outstanding Preferred Stock (without regard to any limitations on conversions). If for any reason or for no reason (including by exercise of the Company's rights pursuant to Section 6 hereof), the Registration Statement is not declared effective under the Securities Act on or prior to the Due Date or is not available for resales of all Registrable Securities at anytime thereafter ("Registration Failure Period"), the Company shall make payments to each Holder ("Registration Failure Payments") which shall accrue at the rate of 2% per month, accruing daily, on each Holder's "Illiquid Amount", as defined below, for the first 30 days of such Registration Failure Period and 3% per month, accruing daily, on the Illiquid Amount, for the remainder of such Registration Failure Period, payable (i) in shares of Common Stock ("Additional Shares"), valued at the Closing Bid Price

(as defined in the Certificate of Designation) of the Common Stock on the business day immediately prior to the delivery of the Additional Shares to the extent that such Registration Failure Period occurred during the first 90 days after the Due Date or (ii) in cash, to the extent that such Registration Failure Period occurred following the 90th day after the Due Date, in each case payable within 5 business days of the last day of the calendar month in which they accrue (provided, however, that a Holder may elect to receive any cash Registration Failure Payments in Common Stock in such Holder's sole discretion.

     For purposes hereof, the Holder's "Illiquid Amount" shall mean:

     the difference of (a) the aggregate Total Value (as defined in the Certificate of Designations) of all of Holder's outstanding Preferred Stock minus (b) if such Registration Failure Payments accrued more than 1 year after the Last Closing Date but less than 2 years after the Last Closing Date, the 144 Dollar Amount (as defined below). For purposes of this
     Section 2(a) "144 Dollar Amount" shall mean the product of (x) 1% of the number of shares of Common Stock outstanding as shown by the most recent report or statement publicly released by the Company and (y) the average of the Conversion Prices (as defined in the Certificate of Designations) on the trading days during the Registration Failure Period with respect to which such payments have accrued.

     Notwithstanding the above, no Registration Failure Payments shall accrue prior to the Due Date.

Such Additional Shares shall also be deemed "Registrable Securities" as defined herein. The Company covenants to use its best efforts to use Form S-3 for the registration required by this Section during all applicable times contemplated by this Agreement.

In the event the Company is informed by the SEC that the SEC will not declare the Registration Statement effective, or the Company's board of directors determines in its good faith judgment that the Registration Statement can not be made effective, Registration Failure Payments shall cease to accrue and the Holders shall be entitled to the remedies contained in Section 12 of the Certificate of Designation for a Triggering Event (as defined therein).

          (b) The Registration Statement shall be prepared as a "shelf" registration statement under Rule 415, and shall be maintained effective until all Registrable Securities cease to exist.

          (c) The Company represents that it is presently eligible to effect the registration contemplated hereby on Form S-3 and will use its best efforts to continue to take such actions as are necessary to maintain such eligibility.

          (d) Notwithstanding anything contained herein to the contrary, the Company shall not be required to register additional shares hereunder if such shares are not available for issuance as a result of the unavailability of authorized but unreserved shares of Common Stock.

          (e) The initial number of Registrable Conversion Shares included in any Registration Statement and each increase in the number of Registrable Conversion Shares included therein shall be allocated pro rata among the Holders of Registrable Conversion Shares based on the number of Registrable Conversion Shares held by each Holder at the time the Registration Statement covering such initial number of Registrable Conversion Shares or increase thereof is declared effective by the SEC. In the event that a Holder of Registrable Conversion Shares sells or otherwise transfers any of such person's Registrable Conversion Shares (other than pursuant to the Registration Statement), each transferee shall be allocated a pro rata portion of the then remaining number of Registrable Conversion Shares included in such Registration Statement for such transferor. Any shares of Common Stock included in a Registration Statement and which remain allocated to any person which ceases to hold any Registrable Securities shall be allocated to the remaining of Holders of Preferred Stock, pro rata based on the number of Registrable Conversion Shares then held by such Holder.

          3.   PIGGYBACK REGISTRATION.  If the Registration Statement described
               ----------------------
in Section 2 is not effective and if (but without any obligation to do so) the Company proposes to register (including for this purpose a registration effected by the Company for shareholders other than the Holders) any of its Common Stock under the Act in connection with the public offering of such securities solely for cash (other than a registration relating solely for the sale of securities to participants in a Company stock plan or a registration on Form S-4 promulgated under the Act or any successor or similar form registering stock issuable upon a reclassification, upon a business combination involving an exchange of securities or upon an exchange offer for securities of the issuer or another entity), the Company shall, at such time, promptly give each Holder written notice of such registration (a "Piggyback Registration Statement"). Upon the written request of each Holder given by fax within ten (10) days after mailing of such notice by the Company, the Company shall cause to be included in such registration statement under the Act all of the Registrable Securities that each such Holder has requested to be registered ("Piggyback Registration") to the extent such inclusion does not violate the registration rights of any other security holder of the company granted prior to the date hereof; nothing herein shall prevent the Company from withdrawing or abandoning the registration statement prior to its effectiveness. The election of initiating Holders to participate in a Piggyback Registration Statement shall not impact the amount payable to investors pursuant to Section 2(a) herein except that the Late Registration Payment shall cease to accrue as of the date of effectiveness of the Piggyback Registration Statement.

          4.   LIMITATION ON OBLIGATIONS TO REGISTER.
               -------------------------------------

          (a) In the case of a Piggyback Registration involving an underwritten public offering by the Company, if the managing underwriter determines and advises in writing that the inclusion in the registration statement of all Registrable Securities proposed to be included would interfere with the successful marketing of the securities proposed to be registered by the Company, then the number of such Registrable Securities to be included in the registration statement, to the extent such Registrable Securities may be included in such Piggyback Registration Statement, shall be allocated among all Holders who had requested Piggyback Registration pursuant to the terms hereof, in the proportion that the number of Registrable

Securities which each such Holder, including Dunwoody, seeks to register bears to the total number of Registrable Securities sought to be included by all Holders, including Dunwoody. If required by the managing underwriter of such an underwritten public offering, the Holders shall enter into a reasonable agreement limiting the number of Registrable Securities to be included in such Piggyback Registration Statement and the terms, if any, regarding the future sale of such Registrable Securities.

          (b) In the event the Company believes that shares sought to be registered under Section 2 or Section 3 by Holders do not constitute "Registrable Securities" by virtue of Section 1(b) of this Agreement, and the status of those shares as Registrable Securities is disputed, the Company shall provide, at its expense, an Opinion of Counsel, reasonably acceptable to the Holders of the Securities at issue (and satisfactory to the Company's transfer agent to permit the sale and transfer) that those securities may be sold immediately, without volume limitation without registration under the Act, by virtue of Rule 144 or similar provisions.

          5.   OBLIGATIONS OF THE COMPANY.  Whenever required under this
               --------------------------
Agreement to effect the registration of any Registrable Securities, the Company shall, as expeditiously as reasonably possible:

          (a) Prepare and file with the Securities and Exchange Commission ("SEC") a registration statement with respect to such Registrable Securities and use its best efforts to cause such registration statement to become effective and to remain effective for the applicable period.

          (b) Prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Act with respect to the disposition of all securities covered by such registration statement.

          (c) Furnish to the Holders such numbers of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents as they may reasonably request in order to facilitate the disposition of Registrable Securities owned by them.

          (d) Use its best efforts to register and qualify the securities covered by such registration statement under such other securities or Blue Sky laws of such jurisdictions as shall be reasonably requested by the Holders of the Registrable Securities covered by such registration statement, provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions.

          (e) In the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter of such offering. Each Holder participating in such underwriting shall also enter into and perform its obligations under such an agreement.

          (f) As promptly as practicable after becoming aware of such event, notify each Holder of Registrable Securities of the happening of any event of which the Company has knowledge, as a result of which the prospectus included in the registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and subject to Section 6 promptly prepare and file a supplement or amendment to the registration statement to correct such untrue statement or omission, and deliver a number of copies of such supplement or amendment to each Holder as such Holder may reasonably request.

          (g) Provide Holders with written notice within one (1) business day of the date that a registration statement and any amendment thereto registering the resale of the Registrable Securities is declared effective by the SEC, and the date or dates when the Registration Statement is no longer effective.

          (h) Provide Holders and their representatives the opportunity to conduct a reasonable due diligence inquiry of Company's pertinent financial and other records and make available its officers, directors and employees for questions regarding such information as it relates to information contained in the registration statement.

          (i) Provide Holders and their representatives the opportunity to review the registration statement and all amendments thereto a reasonable period of time prior to their filing with the SEC if so requested by Holder in writing.

          (j) Provide each Holder with prompt notice of the issuance by the SEC or any state securities commission or agency of any stop order suspending the effectiveness of the registration statement or the initiation of any proceeding for such purpose. The Company shall use its best efforts to prevent the issuance of any stop order, and, if any is issued, to obtain the removal thereof at the earliest possible date.

          (k) Use its best efforts to list the Registrable Securities covered by the registration statement with all securities exchanges or markets on which the Common Stock is then listed and prepare and file any required filing with the NASD or any such exchange or market.

          6.   BLACK OUT.  In the event that, during the time that the
               ---------
Registration Statement is effective, the Company reasonably determines, based upon advice of counsel, that due to the existence of material non-public information, disclosure of such material non-public information would be required to make the statements contained in the Registration Statement not misleading, and the Company has a bona fide business purpose for preserving as confidential such material non-public information, the Company shall have the right to suspend the use of the Registration Statement (a "Registration Black Out"), and no Holder shall be permitted to sell any Registrable Securities pursuant thereto, until such time as such suspension is no longer required hereunder; provided, however, that such time shall not exceed a period of sixty
(60) days. As soon as such suspension is no longer required hereunder, the Company shall, if required, promptly, but in no event later than the date the Company files any documents with the Securities and Exchange Commission ("SEC") referencing such material information, file with the SEC an amendment to the Registration Statement disclosing such information and use its best efforts to have such amendment declared effective as soon as possible.

          In the event that the use of the Registration Statement is suspended by the Company, the Company shall promptly notify all Holders whose securities are covered by the Registration Statement of such suspension, and shall promptly notify each such Holder as soon as use of the Registration Statement may be resumed. Notwithstanding anything to the contrary, the Company shall cause the Transfer Agent to deliver unlegended shares of Common Stock to a transferee of a Holder in accordance with the terms of the Certificate of Designation in connection with any sale of Registrable Securities with respect to which such Holder has entered into a contract for sale prior to receipt of notice of such Registration Black Out and for which such Holder has not yet settled. The Company shall be entitled to effect no more than one Registration Black Out during any twelve (12) month period.

          7.   FURNISH INFORMATION.  It shall be a condition precedent to the
               -------------------
obligations of the Company to take any action pursuant to this Agreement with regard to each selling Holder that such selling Holder shall timely furnish to the Company such information regarding Holder, the Registrable Securities held by it, and the intended method of disposition of such securities as shall be required to effect the registration of its Registrable Securities or to determine that registration is not required pursuant to Rule 144 or other applicable provision of the Act.

          8.   EXPENSES.  All expenses other than underwriting discounts and
               --------
commissions and fees and expenses of counsel to the selling Holders incurred in connection with registrations, filings or qualifications pursuant hereto, including (without limitation) all registration, filing and qualification fees, printers' and accounting fees, fees and disbursements of counsel for the Company, shall be borne by the Company.

          9.   INDEMNIFICATION.  In the event any Registrable Securities are
               ---------------
included in a Registration Statement or a Piggyback Registration Statement under this Agreement:

          (a) To the extent permitted by law, the Company will indemnify and hold harmless each Holder, the officers, directors and agents of each Holder, any underwriter (as defined in the Act) for such Holder and each person, if any, who controls such Holder or underwriter within the meaning of the Act or the Securities Exchange Act of 1934, as amended (the "1934 Act"), against any losses, claims, damages, or liabilities (joint or several) to which they may become subject under the Act, the 1934 Act or other federal or state law, insofar as such losses, claims, damages, or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements or omissions: (i) any untrue statement or alleged untrue statement of a material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, or (ii) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading, and the Company will reimburse each such Holder, officer or director, underwriter or controlling person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability, or action; provided, however, that the indemnity agreement contained in this subsection 9(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability, or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld), nor shall the Company be liable in any such case for any such loss, claim, damage, liability, or action to the extent that it arises out of or is based upon a statement which occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by any such Holder, officer, director, underwriter or controlling person.

          (b) To the extent permitted by law, each selling Holder, severally and not jointly, will indemnify and hold harmless the Company, each of its directors, each of its officers who have signed the registration statement, each person, if any, who controls the Company within the meaning of the Act, any underwriter and any other Holder selling securities in such registration statement or any of its directors or officers or any person who controls such Holder, against any losses, claims, damages, or liabilities (joint or several) to which the Company or any such director, officer, controlling person, or underwriter or controlling person, or other such Holder or director, officer or controlling person may become subject, under the Act, the 1934 Act or other federal or state law, insofar as such losses, claims, damages, or liabilities (or actions in respect thereto) arise out of or are based upon any statement or omission in each case to the extent (and only to the extent) that such statement or omission is made in reliance upon and in conformity with written information furnished by such Holder expressly for use in connection with such registration statement; and each such Holder will reimburse any legal or other expenses reasonably incurred by the Company and any such director, officer, controlling person, underwriter or controlling person, other Holder, officer, director, or controlling person in connection with investigating or defending any such loss, claim, damage, liability, or action; provided, however, that the indemnity agreement contained in this subsection 9(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Holder, which consent shall not be unreasonably withheld.

          (c) Promptly after receipt by an indemnified party under this Section 9 of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 9, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party shall have the right to retain its own counsel, with the reasonably incurred fees and expenses of one such counsel to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential conflicting interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action, if prejudicial to its ability to defend such action, shall relieve such indemnifying party of any liability to the indemnified party under this Section 9, but the omission so to deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 9.

          (d) In the event that the indemnity provided in paragraph (a) or (b) of this Section 9 is unavailable to or insufficient to hold harmless an indemnified party for any reason, the Company and each Holder agree to contribute to the aggregate claims, losses, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating or defending same) (collectively "Losses") to which the Company and one or more of the Holder may be subject in such proportion as is appropriate to reflect the relative fault of the Company and the Holders in connection with the statements or omissions which resulted in such Losses. Relative fault shall be determined by reference to whether any alleged untrue statement or omission relates to information provided by the Company or by the Holders. The Company and the Holders agree that it would not be just and equitable if contribution were determined by pro rata allocation or any other method of allocation which does not take account of the equitable considerations referred to above. Notwithstanding the provisions of this paragraph (d), no person guilty of fraudulent misrepresentation (within the meaning of Section 10(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 9, each person who controls a Holder of Registrable Securities within the meaning of either the Securities Act or the Exchange Act and each director, officer, partner, employee and agent of a Holder shall have the same rights to contribution as such holder, and each person who controls the Company within the meaning of either the Act or the Exchange Act and each director of the Company, and each officer of the Company who has signed the registration statement, shall have the same rights to contribution as the Company, subject in each case to the applicable terms and conditions of this paragraph (d).

          (e) The obligations of the Company and Holders under this Section 9 shall survive the redemption and conversion, if any, of the Preferred Stock, the completion of any offering of Registrable Securities in a Registration Statement under this Agreement, and otherwise.

          10.  REPORTS UNDER SECURITIES EXCHANGE ACT OF 1934.  With a view to
               ---------------------------------------------
making available to the Holders the benefits of Rule 144 promulgated under the Act and any other rule or regulation of the SEC that may at any time permit a Holder to sell securities of the Company to the public without registration, the Company agrees to:

          (a) make and keep public information available, as those terms are understood and defined in Rule 144;

          (b) use its best efforts to file with the SEC in a timely manner all reports and other documents required of the Company under the Act and the 1934 Act; and

          11.  AMENDMENT OF REGISTRATION RIGHTS.  Any provision of this
               --------------------------------
Agreement may be amended and the observance thereof may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and the Holders of a majority of the Registrable Securities provided that the amendment treats all Holders equally. Any amendment or waiver effected in accordance with this paragraph shall be binding upon each Holder, each future Holder, and the Company.

          12.  NOTICES.  All notices required or permitted under this Agreement
               -------
shall be made in writing signed by the party making the same, shall specify the section under this Agreement pursuant to which it is given, and shall be addressed if to (i) the Company at: Ancor Communications, Incorporated, Attn:
Steve Snyder, 6130 Blue Circle Drive, Minnetonka, MN 55343, Telephone No. (612) 932-4000, Facsimile No. (612) 932-4037 and (ii) the Holders at their respective last address and facsimile number of the party as shown on the records of the Company. Any notice, except as otherwise provided in this Agreement, shall be made by fax and shall be deemed given at the time of transmission of the fax.

          13.  TERMINATION.  This Agreement shall terminate on the date all
               -----------
Registrable Securities cease to exist; but without prejudice to (i) the parties' rights and obligations arising from breaches of this Agreement occurring prior to such termination (ii) other indemnification obligations under this Agreement.

          14.  ASSIGNMENT.  The rights of a Holder may be transferred to a
               ----------
subsequent holder of the Holder's Registrable Securities (provided such transferee shall provide to the Company, together with or prior to such transferee's request to have such Registrable Securities included in a Piggyback Registration, a writing executed by such transferee agreeing to be bound as a Holder by the terms of this Agreement), and the Company hereby agrees to file a new registration statement or an amended registration statement including such transferee or a selling security holder thereunder.

          15.  GOVERNING LAW.  This Agreement shall be governed by and construed
               -------------
in accordance with the laws of the State of New York applicable to agreements made in and wholly to be performed in that jurisdiction, except for matters arising under the Act or the Securities Exchange Act of 1934, which matters shall be construed and interpreted in accordance with such laws.

          16.  EXECUTION IN COUNTERPARTS PERMITTED.  This Agreement may be
               -----------------------------------
executed in any number of counterparts, each of which shall be enforceable against the parties actually executing such counterparts, and all of which together shall constitute one (1) instrument.

          17.  SPECIFIC PERFORMANCE.  The Holder shall be entitled to the remedy
               --------------------
of specific performance in the event of the Company's breach of this Agreement, the parties agreeing that a remedy at law would be inadequate.

          18.  ENTIRE AGREEMENT.  This Agreement, including the Exhibits
               ----------------
attached hereto, the Subscription Agreements, the Certificate of Designation, the Placement Agent Agreement, the Placement Agent's Warrant, the Irrevocable Instructions to Transfer Agent, the Preferred Stock certificates, and the other documents delivered pursuant hereto constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof and thereof.

     IN WITNESS WHEREOF, the undersigned have executed this Agreement as of this 19th day of February, 1998.

                                    ANCOR COMMUNICATIONS, INCORPORATED


                                    By: ________________________________
                                      Kenneth F. Hendrickson, Chairman/CEO

                          Address:  Ancor Communications, Inc.
                                    6130 Blue Circle Drive
                                    Minnetonka, MN  55343
                                    Telephone No.  (612) 932-4000
                                    Facsimile No.  (612) 932-4037

                                    DUNWOODY BROKERAGE SERVICES,
                                        INC.


                                    By: ________________________________
                                         Robert L. Hopkins, President


                         Address:   8309 Dunwoody Avenue
                                    Atlanta, GA  30350
                                    Telephone:  (770) 640-0011
                                    Facsimile:  (770) 993-1324

                                    INVESTOR(S)

                                    ___________________________________
                                    Investor's Name

                                    By:_________________________________
                                         (Signature)

                         Address:   ____________________________________
                                    ____________________________________
                                    ____________________________________

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